Exhibit 5

INCORPORATED UNDER THE LAWS OF THE

STATE OF UTAH

[SEAL]     [LOGO] [SEAL] CUSIP NO. 25659R101

DOLCE VENTURES INC.

250,000,000 AUTHORIZED SHARES $.001 PAR VALUE NON-ASSESSABLE

THIS CERTIFIES THAT

IN THE RECORD HOLDER OF SPECIMEN SPECIMEN SPECIMEN SHARES OF DOLCE VENTURES INC. COMMON STOCK

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

COUNTER SIGNED AND REGISTERED

COLONIAL STOCK TRANSFER

DATED: SALT LAKE CITY

   BY

TRANSFER STOCK AND REGISTRAR - AUTHORIZED SIGNATURE /s/ John F. Passalaqua /s/ Carl E. Worboys Secretary/Treasurer President

[SEAL]

INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

CUSIP NO. 25659R 10 1

NUMBER 000000

SHARES

Dolce
Ventures, Inc.

250,000,000 AUTHORIZED SHARES $0.001 PAR VALUE NON-ASSESSABLE

This Certifies that

is the record holder of

Shares of DOLCE VENTURES, INC. *Common Stock*

Dated:

COUNTERSIGNED AND REGISTERED
FIDELITY TRANSFER COMPANY (SALT LAKE CITY, UTAH)
By
TRANSFER AGENT AND REGISTRAR - AUTHORIZED SIGNATURE

DOLCE VENTURES, INC.
CORPORATE
Seal
UTAH

SECRETARY

PRESIDENT

End of Filing

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